Filed Pursuant to Rule 433
Registration No. 333-158385
March 15, 2011
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
and Product Supplement dated April 9, 2009)

Structured Investments
HSBC USA Inc.
$
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Hang Seng China Enterprises Index®, the Korea Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Free IndexSM, and related Asian Currencies, due April 4, 2012 (the “Notes”)

General
•
Terms used in this free writing prospectus are described or defined herein, in the accompanying product supplement, prospectus supplement and prospectus. The Notes offered will have the terms described herein and in the accompanying product supplement, prospectus supplement and prospectus. The Notes are not principal protected, and you may lose up to 100.00% of your initial investment.

•	All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered Return Enhanced Notes.
•	This free writing prospectus relates to a single note offering. The purchaser of a Note will acquire a security linked to the single Reference Asset described below.
•
Although the offering relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, any index comprising the Reference Asset or any component security included in any such index or as to the suitability of an investment in the related Notes.

•	Senior unsecured debt obligations of HSBC USA Inc. maturing April 4, 2012.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.
•	If the terms of the Notes set forth below are inconsistent with those described in the accompanying product supplement, the terms set forth below will supersede.
Key Terms
Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)*
Reference Asset:
The Notes are linked to a weighted basket consisting of five indices (each a “Basket Index,” and together, the “Basket Indices”) as adjusted by their respective spot exchange rates (each a “Basket Currency,” and together, the “Basket Currencies”) (the Basket Indices and Basket Currencies together make up the “Basket Components”) as set forth below:

Basket Components
Basket Index	Ticker	Basket Currency	Component Weighting
Hang Seng China Enterprises Index®	HSCEI	Hong Kong dollar (“HKDUSD”)	33.00%
Korea Stock Price Index 200	KOSPI2	Korean won (“KRWUSD”)	25.00%
MSCI Taiwan IndexSM	TAMSCI	Taiwan dollar (“TWDUSD”)	19.00%
Hang Seng® Index	HSI	Hong Kong dollar (“HKDUSD”)	14.00%
MSCI Singapore Free IndexSM	SIMSCI	Singapore dollar (“SGDUSD”)	9.00%
Principal Amount:	$1,000 per Note.
Trade Date:	March 18, 2011
Pricing Date:	March 18, 2011
Original Issue Date:	March 23, 2011
Ending Averaging Dates:	March 26, 2012, March 27, 2012, March 28, 2012, March 29, 2012 and March 30, 2012 (the Final Valuation Date), subject to adjustment as described herein and in the accompanying product supplement.
Final Valuation Date:	March 30, 2012, subject to adjustment as described herein and in the accompanying product supplement.
Maturity Date:
3 business days after the Final Valuation Date and is expected to be April 4, 2012.  The Maturity Date is subject to further adjustment as described under “Market Disruption Events” herein and under “Specific Terms of the Notes — Market Disruption Events” in the accompanying product supplement.

Payment at Maturity:	For each Note, the Cash Settlement Value.
Cash Settlement Value:	For each Note, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, that is based on the Basket Return (as described below):
If the Basket Return is greater than zero, you will receive an amount equal to 100.00% of the Principal Amount plus the lesser of:
(i) the product of (a) the Principal Amount multiplied by (b) the Basket Return multiplied by (c) the Upside Participation Rate; and
(ii) the product of (a) the Principal Amount multiplied by (b) the Maximum Return.

If the Basket Return is less than or equal to zero but greater than or equal to -10.00%, meaning that the level of the Reference Asset declines by no more than the 10.00% Buffer Amount at maturity, you will receive $1,000, the Principal Amount (zero return).

If the Basket Return is less than -10.00%, meaning that the level of the Reference Asset declines by more than the 10.00% Buffer Amount, at maturity, you will lose 1.11111% of the Principal Amount for each percentage point that the Basket Return is below -10.00%, calculated as follows:

$1,000 + [$1,000 × (Basket Return + 10.00%) × 1.11111].
This means that if the Basket Return is -100.00%, you will lose your entire investment.
Upside Participation Rate:	150.00%
Maximum Return:	14.25%
Buffer Amount:	10.00%.
Downside Leverage Factor:	1.11111
Basket Return:	The quotient, expressed as a percentage, of (i) the Basket Ending Level minus the Basket Starting Level divided by (ii) the Basket Starting Level, expressed as a formula:
Basket Ending Level – Basket Starting Level
Basket Starting Level
Basket Starting Level:	Set equal to 100 on the Pricing Date.
Basket Ending Level:	On the Final Valuation Date, the Basket Ending Level will be calculated as follows:

100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2 Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index Return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD Currency Multiplier)]

Basket Index Return:	Basket Index Ending Level
Basket Index Starting Level
Basket Index Starting Level:	For each Basket Index, the Official Closing Level (as defined below) on the Pricing Date.
Basket Index Ending Level:	For each Basket Index, the arithmetic average of the Official Closing Levels on the Ending Averaging Dates as determined by the Calculation Agent in its sole discretion.
Official Closing Level:
With respect to each Basket Index, the Basket Index Ending Level on any scheduled trading day as determined by the Calculation Agent based upon the level displayed on the Bloomberg Professional® service page “HSCEI <INDEX>” with respect to HSCEI, page “KOSPI2 <INDEX>” with respect to KOSPI2, page “TAMSCI <INDEX>” with respect to TAMSCI, page “HSI <INDEX>” with respect to HSI and page “SIMSCI  <INDEX>” with respect to SIMSCI or, with respect to each Basket Index, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent:	HSBC USA Inc. or one of its affiliates
Currency Multiplier:	For each Basket Currency, the performance of such Basket Currency from its Initial Spot Rate to its Final Spot Rate, calculated as follows:
Final Spot Rate
Initial Spot Rate
Spot Rate:
For each Basket Currency, the official MID WM Reuters fixing at 4 pm London time, expressed as the number of U.S. dollars per one unit of such Basket Currency, subject to adjustments as described under “Currency Disruption Events” herein.

Initial Spot Rate:	For each Basket Currency, the Spot Rate as determined by the Calculation Agent in its sole discretion on the Pricing Date.
Final Spot Rate:	For each Basket Currency, the arithmetic average of the Spot Rates on the Ending Averaging Dates, as determined by the Calculation Agent in its sole discretion.
CUSIP/ISIN:	4042K1FH1/
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
* A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  The Notes themselves have not been independently rated.  Each rating should be evaluated independently of any other rating.
Investment in the Notes involves certain risks. You should refer to “Selected Risk Considerations” beginning on page 8 of this free writing prospectus and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this free writing prospectus, or the accompanying product supplement, prospectus supplement or prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC.  HSBC Securities (USA) Inc. or another of our affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Notes from us for distribution to the placement agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 31 of this free writing prospectus.
We have appointed J.P. Morgan Securities LLC as placement agent for the sale of the Notes.  J.P. Morgan Securities LLC will offer the Notes to investors directly or through other registered broker-dealers.
	Price to Public(1)	Fees and Commissions	Proceeds to Issuer
Per Note	$1,000	$10	$990
Total

(1)	Certain fiduciary accounts will pay a purchase price of $990 per Note, and the placement agents with respect to sales made to such accounts will forgo any fees.

JPMorgan
Placement Agent
March 15, 2011

Additional Terms Specific to the Notes

This free writing prospectus relates to a single note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the Note offering relates only to a single Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, the Basket Components or any securities or currencies, as applicable, comprising the Basket Components or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the product supplement dated April 9, 2009.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page 8 of this free writing prospectus and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Buffered Return Enhanced Notes.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  As used herein, references to the “Issuer,” “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a product supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

Supplemental Information Relating to the Terms of the Notes

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement and product supplement.  HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

What Is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Reference Asset?

The following table and graph illustrate the hypothetical total return at maturity on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The hypothetical total returns set forth below reflect the Basket Starting Level of 100, the Upside Participation Rate of 150.00%, the Buffer Amount of 10.00%, the Downside Leverage Factor of 1.11111 and the Maximum Return on the Notes of 14.25% and assumes Initial Spot Rates of 0.12841, 0.08902, 0.033772 and 0.7889 for the HKDUSD, KRWUSD, TWDUSD and SGDUSD, respectively, and Basket Index Starting Levels of 12,752.01, 256.83, 304.43, 23,249.78 and 358.29 for the HSCEI, KOSPI2, TAMSCI, HSI and SIMSCI, respectively.  The hypothetical spot rate for KRWUSD used in the below examples is expressed as the number of U.S. dollars per Korean won in 100 Korean won per 1 U.S. dollar.  The actual Spot Rate for the KRWUSD will be expressed as the number of U.S. dollars per one Korean won.  The actual Spot Rates and Basket Index Starting Levels will be determined on the Pricing Date. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table, graph and examples have been rounded for ease of analysis.

Hypothetical Basket Ending Level	Hypothetical Basket Return	Hypothetical Total Return
200.00	100.00%	14.250%
180.00	80.00%	14.250%
165.00	65.00%	14.250%
150.00	50.00%	14.250%
140.00	40.00%	14.250%
130.00	30.00%	14.250%
120.00	20.00%	14.250%
110.00	10.00%	14.250%
109.50	9.50%	14.250%
107.50	7.50%	11.250%
105.00	5.00%	7.500%
102.50	2.50%	3.750%
101.00	1.00%	1.500%
100.00	0.00%	0.000%
99.00	-1.00%	0.000%
95.00	-5.00%	0.000%
90.00	-10.00%	0.000%
80.00	-20.00%	-11.111%
70.00	-30.00%	-22.222%
60.00	-40.00%	-33.333%
50.00	-50.00%	-44.444%
40.00	-60.00%	-55.556%
30.00	-70.00%	-66.667%
20.00	-80.00%	-77.778%
10.00	-90.00%	-88.889%
0.00	-100.00%	-100.000%

Hypothetical Examples of Amounts Payable at Maturity
The following examples illustrate how the total returns set forth in the table above are calculated.
Scenario 1
	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	33.00%	25.00%	19.00%	14.00%	9.00%
Hypothetical Basket Index Starting Level	12,752.01	256.83	304.43	23,249.78	358.29
Hypothetical Basket Index Ending Level	13,389.61	269.67	319.65	24,412.27	376.20
Basket Index Return	105.00%	105.00%	105.00%	105.00%	105.00%
Hypothetical Initial Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Hypothetical Final Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Currency Multiplier	1.00	1.00	1.00	1.00	1.00
Basket Ending Level	105.00
Basket Return	5.00%
Payment at Maturity	$1,075.00

In Scenario 1, the Basket Index Return for each Basket Index is 105%, indicating that each of the Basket Indices has appreciated by 5.00% on the Final Valuation Date, and the Currency Multiplier for each Basket Currency is 100.00%, indicating that the Initial Spot Rate is the same as the Final Spot Rate for each Basket Currency. The Basket Ending Level is 105.00, calculated as follows:

Basket Ending Level
= 100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2 Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD currency return)]

= 100 × [(105.00% × 33.00% × 1.00) + (105.00% × 25.00% × 1.00) + (105.00% × 19.00% × 1.00) + (105.00% × 14.00% × 1.00) + (105.00% × 9.00% × 1.00)]
= 105

Basket Return            = (105 - 100) / 100
 = 5.00%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity	= $1,000 + ($1,000 × Basket Return × Upside Participation Rate)
= $1,000 + ($1,000 × 5.00% × 150%)
= $1,075.00

Scenario 2
	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	33.00%	25.00%	19.00%	14.00%	9.00%
Hypothetical Basket Index Starting Level	12,752.01	256.83	304.43	23,249.78	358.29
Hypothetical Basket Index Ending Level	12,752.01	256.83	304.43	23,249.78	358.29
Basket Index Return	100.00%	100.00%	100.00%	100.00%	100.00%
Hypothetical Initial Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Hypothetical Final Spot Rate	0.12841	0.09792	0.037149	0.12841	0.8678
Currency Multiplier	1.00	1.10	1.10	1.00	1.10
Basket Ending Level	105.30
Basket Return	5.30%
Payment at Maturity	$1,079.50

In Scenario 2, the Basket Index Return for each Basket Index is 100%, indicating that the return for each Basket Index on the Final Valuation Date is 0.00%. The Currency Multiplier is 100% for the Hong Kong dollar and 110% for the Korean won, the

Taiwan dollar and the Singapore dollar, indicating that each of the Korean won, Taiwan dollar and Singapore dollar has strengthened relative to the U.S. dollar such that the Final Spot Rate for each such Basket Currency has appreciated from its Initial Spot Rate by 10.00%. The Basket Return is 5.30% and the Payment at Maturity per $1,000 Principal Amount of Notes is $1,079.50, calculated as follows:

Basket Ending Level
 = 100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2  Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD currency return)]

= 100 × [(100.00% × 33.00% × 1.00) + (100.00% × 25.00% × 1.10) + (100.00% × 19.00% × 1.10) + (100.00% × 14.00% × 1.00) + (100.00% × 9.00% × 1.10)]
= 105.30

Basket Return                = (105.30 - 100) / 100
= 5.30%

Because the Basket Return is greater than zero, the Payment at Maturity per $1,000 Principal Amount of Notes is
calculated as follows:

Payment at Maturity	= $1,000 + ($1,000 × Basket Return × Upside Participation Rate)
= $1,000 + ($1,000 × 5.30% × 150%)
= $1,079.50

Scenario 3
	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	33.00%	25.00%	19.00%	14.00%	9.00%
Hypothetical Basket Index Starting Level	12,752.01	256.83	304.43	23,249.78	358.29
Hypothetical Basket Index Ending Level	15,302.41	308.20	365.32	27,899.74	429.95
Basket Index Return	120.00%	120.00%	120.00%	120.00%	120.00%
Hypothetical Initial Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Hypothetical Final Spot Rate	0.12841	0.09792	0.037149	0.12841	0.8678
Currency Multiplier	1.00	1.10	1.10	1.00	1.10
Basket Ending Level	126.36
Basket Return	26.36%
Payment at Maturity	$1,142.50

In Scenario 3, the Basket Index Return for each Basket Index is 120%, indicating that each of the Basket Indices has appreciated by 20% from its Basket Index Starting Level to its Basket Index Ending Level, and the Currency Multiplier is 100% for the Hong Kong dollar and 110% for the Korean won, the Taiwan dollar and the Singapore dollar, indicating that each of the Korean won, Taiwan dollar and Singapore dollar has strengthened relative to the U.S. dollar such that the Final Spot Rate for each such Basket Currency has appreciated from its Initial Spot Rate by 10%. The Basket Return is 26.36%, but the Maximum Return is 14.25% and therefore the Payment at Maturity per $1,000 Principal Amount of Notes is $1,160.00, calculated as follows:

Basket Ending Level
 = 100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2 Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD currency return)]

= 100 × [(120.00% × 33.00% × 1.00) + (120.00% × 25.00% × 1.10) + (120.00% × 19.00% × 1.10) + (120.00% × 14.00% × 1.00) + (120.00% × 9.00% × 1.10)]
= 126.36

Basket Return                = (126.36 – 100) / 100
= 26.36%

Because the Basket Return multiplied by the Upside Participation Rate is greater than the Maximum Return of 14.25%, the Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity	= $1,000 + ($1,000 × Maximum Return)
= $1,000 + ($1,000 × 14.25%)
= $1,142.50

Scenario 4
	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	33.00%	25.00%	19.00%	14.00%	9.00%
Hypothetical Basket Index Starting Level	12,752.01	256.83	304.43	23,249.78	358.29
Hypothetical Basket Index Ending Level	11,476.81	231.15	273.99	20,924.80	322.46
Basket Index Return	90.00%	90.00%	90.00%	90.00%	90.00%
Hypothetical Initial Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Hypothetical Final Spot Rate	0.12841	0.08902	0.040526	0.12841	0.9861
Currency Multiplier	1.00	1.00	1.20	1.00	1.25
Basket Ending Level	95.58
Basket Return	-4.42%
Payment at Maturity	$1,000

In Scenario 4, the Basket Index Return for each Basket Index is 90%, indicating that each of the Basket Indices has depreciated by 10% from its Basket Index Starting Level to its Basket Index Ending Level, and the Currency Multipliers for the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar are 100%, 100%, 120% and 125%, respectively, indicating in the case of the Taiwan dollar and the Singapore dollar that such currencies have strengthened relative to the U.S. dollar such that the Final Spot Rate has appreciated from the Initial Spot Rate by 20% and 25%, respectively, for such currencies. The Basket Return is -4.42% and the Payment at Maturity per $1,000 Principal Amount of Notes is $1,000, calculated as follows:

Basket Ending Level
 = 100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2 Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD currency return)]

= 100 × [(90.00% × 33.00% × 1.00) + (90.00% × 25.00% × 1.00) + (90.00% × 19.00% × 1.20) + (90.00% × 14.00% × 1.00) + (90.00% × 9.00% × 1.25)]
= 95.58

Basket Return                = (95.80 - 100) / 100
= -4.42%

Because the Basket Return is less than zero but not by more than the 10.00% Buffer Amount, the Payment at Maturity per $1,000 Principal Amount of Notes is equal to $1,000.

Scenario 5
	HSCEI	KOSPI2	TAMSCI	HSI	SIMSCI
Basket Currency	Hong Kong dollar	Korean won	Taiwan dollar	Hong Kong dollar	Singapore dollar
Weighting	33.00%	25.00%	19.00%	14.00%	9.00%
Hypothetical Basket Index Starting Level	12,752.01	256.83	304.43	23,249.78	358.29
Hypothetical Basket Ending Level	10,839.21	179.78	228.32	18,599.82	322.46
Basket Component Return	85.00%	70.00%	75.00%	80.00%	90.00%
Hypothetical Initial Spot Rate	0.12841	0.08902	0.033772	0.12841	0.7889
Hypothetical Final Spot Rate	0.12841	0.08902	0.040526	0.12841	0.9861
Currency Multiplier	1.00	1.00	1.20	1.00	1.25
Basket Ending Level	83.95
Basket Return	-16.05%
Payment at Maturity	$932.78

In Scenario 5, the Basket Index Returns for the Hang Seng China Enterprises Index, the Korean Stock Price Index 200, the MSCI Taiwan Index, the Hang Seng Index and the MSCI Singapore Free Index are 85%, 70%, 75%, 80% and 90% respectively, indicating that each of the Basket Indices has depreciated from its Basket Index Starting Level to its Basket Index Ending Level, and the Currency Multipliers for the Hong Kong dollar, the Korean won, the Taiwan dollar and the Singapore dollar are 100%, 100%, 120% and 125%, respectively, indicating in the case of the Taiwan dollar and the Singapore dollar that such currencies have strengthened relative to the U.S. dollar such that the Final Spot Rate has appreciated from the Initial Spot Rate by 20% and 25%, respectively, for such currencies. The Basket Return is -16.05% and the Payment at Maturity per $1,000 Principal Amount of Notes is $932.78, calculated as follows:

Basket Ending Level
 = 100 × [(HSCEI Basket Index Return × 33.00% × HKDUSD Currency Multiplier) + (KOSPI2 Basket Index Return × 25.00% × KRWUSD Currency Multiplier) + (TAMSCI Basket Index return × 19.00% × TWDUSD Currency Multiplier) + (HSI Basket Index Return × 14.00% × HKDUSD Currency Multiplier) + (SIMSCI Basket Index Return × 9.00% × SGDUSD currency return)]

= 100 × [(85.00% × 33.00% × 1.00) + (70.00% × 25.00% × 1.00) + (75.00% × 19.00% × 1.20) + (80.00% × 14.00% × 1.00) + (90.00% × 9.00% × 1.25)]
= 83.95

Basket Return                = (83.95 - 100) / 100
=-16.05%

Because the Basket Return is less than zero by more than the 10.00% Buffer Amount, the Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity	= $1,000 + [$1,000 × (Basket Return + 10.00%) × Downside Leverage Factor]
= $1,000 + [$1,000 × (-16.05% + 10.00%) × 1.11111]
= $932.78

Selected Purchase Considerations

•
APPRECIATION POTENTIAL — The Notes provide the opportunity for enhanced returns at maturity by multiplying a positive Basket Return by 150.00%, up to the Maximum Return on the Notes of 14.25%, or a maximum Payment at Maturity of $1,142.50 for every $1,000 Principal Amount of Notes. Because the Notes are our senior unsecured debt obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
LIMITED PROTECTION AGAINST LOSS — Payment at Maturity of the Principal Amount of the Notes is protected against a decline in the Basket Ending Level, as compared to the Basket Starting Level, of up to the Buffer Amount of 10.00%.  If the level of the Reference Asset declines by more than 10.00%, you will lose 1.11111% of the Principal Amount for every 1% decline of the level of the Reference Asset over the term of the Notes beyond 10.00%.  If the Basket Return is -100.00%, you will lose your entire investment.

•
TAX TREATMENT — There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes.  Under one approach, the Notes should be treated as pre-paid forward or other executory contracts with respect to the Reference Asset.  We intend to treat the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes. For a further discussion of U.S. federal income tax consequences related to the Notes, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

•
DIVERSIFICATION AMONG THE BASKET COMPONENTS — The return on the Notes is linked to a weighted basket consisting of the Hang Seng China Enterprises Index®, the Korea Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index, the MSCI Singapore Free IndexSM, and the exchange rates of the Hong Kong dollar, the Korean won, the new Taiwan dollar and the Singapore dollar, each with respect to the U.S. dollar. For additional information about each Basket Component see the information set forth under “Description of the Reference Asset” herein.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Asset, the Basket Components or any of the component securities of the Basket Indices. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement and prospectus supplement.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The Notes do not guarantee any return of principal if the Basket Return is less than -10.00%. The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed on a leveraged basis to any decline in the level of the Reference Asset beyond the Buffer Amount as compared to the Basket Starting Level.  YOU MAY LOSE UP TO 100.00% OF YOUR INVESTMENT.

•
YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Basket Ending Level is greater than the Basket Starting Level, for each $1,000 Principal Amount of Notes you hold, you will receive at maturity $1,000 plus an additional amount that will not exceed the Maximum Return of 14.25% of the Principal Amount, regardless of the appreciation in the Reference Asset, which may be significantly greater than the Maximum Return.  YOU WILL NOT RECEIVE A RETURN ON THE NOTES GREATER THAN THE MAXIMUM RETURN.

•
THE NOTES ARE SUBJECT TO THE CREDIT RISK OF HSBC USA INC. — The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

•
SUITABILITY OF NOTES FOR INVESTMENT — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in this free writing prospectus.  Neither HSBC nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•
CHANGES IN THE LEVELS OF THE BASKET INDICES AND THE EXCHANGE RATES OF THE BASKET CURRENCIES MAY OFFSET EACH OTHER — Movements in the levels of the Basket Indices and movements in the exchange rates of the Basket Currencies may not correlate with each other. At a time when the level of one or more of the Basket Indices increases and/or one or more Basket Currencies appreciates relative to the U.S. dollar, the level of the other Basket Indices may not increase as much or may even decline and/or one or more Basket Currencies may not appreciate to the same extent or may even depreciate relative to the U.S. dollar. Therefore, in calculating the Basket Return, increases in the level of one or more of the Basket Indices and/or increases in the value of one or more Basket Currencies relative to the U.S. dollar may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Indices and/or lesser increases or declines in the value of one or more other Basket Currencies. This affect is further amplified by the differing weights of the Basket Indices.  More heavily weighted Basket Indices will have a larger impact than Basket Indices with lesser weightings.

•
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the value of the Basket Currencies on the Pricing Date or the Final Valuation Date, and therefore, the value of your securities.

•
LEGAL AND REGULATORY RISKS — Legal and regulatory changes could adversely affect exchange rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to exchange rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Basket Currencies on the Pricing Date or on the Final Valuation Date and, consequently, the value of the securities.

•
IF THE LIQUIDITY OF THE BASKET CURRENCIES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Pricing Date or on the Final Valuation Date would likely have an adverse effect on the Spot Rate, and therefore, on the return on your securities. Limited liquidity relating to the Basket Currencies may also result in HSBC USA Inc. or one of its affiliates, as Calculation Agent, being unable to determine the starting level or ending level using its normal means. The resulting discretion by the Calculation Agent in determining the reference return could, in turn, result in potential conflicts of interest.

•
WE HAVE NO CONTROL OVER THE EXCHANGE RATE BETWEEN THE BASKET CURRENCIES AND THE U.S. DOLLAR — Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. Dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the securities which are affected by the exchange rate between the Basket Currencies and the U.S. dollar.

•
THE SPOT RATE WILL NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET CURRENCIES — Changes in the Basket Currencies during the term of the Notes other than on the Pricing Date or Final Valuation Date may not be reflected in the calculation of the Payment at Maturity. Generally, the Calculation Agent will calculate the starting level and ending level by dividing the relevant intra-day or closing level by the Spot Rate on such date, as described above. The Final Spot Rate will be calculated only as of the Final Averaging Dates. As a result, the reference return may be less than zero even if the Spot Rate had moved favorably at certain times during the term of the securities before moving to an unfavorable level on one or more of the Final Averaging Dates.

•
THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK — Foreign currency exchange rates vary over time, and may vary considerably during the term of the Notes.  The relative values of the U.S. dollar and each of the Basket Currencies are at any moment a result of the supply and demand for such currencies.  Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political developments in other relevant countries.  Of particular importance to currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the United States, China, Taiwan, Singapore and Korea between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the United States and China, Taiwan, Singapore and Korea.

Each of these factors, among others, are sensitive to the monetary, fiscal and trade policies pursued by the United States, China, Taiwan, Singapore and Korea and those of other countries important to international trade and finance.

•
RISKS ASSOCIATED WITH FOREIGN SECURITIES MARKETS — Because stocks or companies included in the Basket Components are publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes involve particular risks.  For example, the foreign securities markets may be more volatile than the United States securities markets, and market developments may affect these markets differently from the United States or other securities markets.  Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.  Also, the public availability of information concerning foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators.  In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets.  Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries.  These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies.  Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale of Notes by you prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•
NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising any of the Basket Indices would have.

•
PRICE PRIOR TO MATURITY — The market price of the securities will be influenced by many factors including the level of the dollar-adjusted index, volatilities, dividends, the time remaining to maturity of the Notes, interest rates, geopolitical conditions, the exchange rate or volatility of the exchange rate between the Basket Currencies and the U.S. dollar, economic, political, financial and regulatory or judicial events, and the creditworthiness of HSBC.

•
POTENTIAL HSBC IMPACT ON PRICE — Trading or transactions by HSBC or its affiliates in stocks comprising the Basket Indices or in over-the-counter options, futures, or other instruments with returns linked to the performance of the Basket Indices or stocks comprising the Basket Indices, may adversely affect the market price of the dollar-adjusted index and, therefore, the market value of the securities.

•
POTENTIALLY INCONSISTENT RESEARCH, OPINIONS OR RECOMMENDATIONS BY HSBC — HSBC, J.P. Morgan Securities LLC and their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the securities.  Any such research, opinions or recommendations could affect the level of the dollar-adjusted index or the price of the stocks included in the Basket Indices, and therefore, the market value of the securities.

•
THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. may offer to purchase the Notes in the secondary market but is not required to do so and may cease making such offers at any time.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the level of the Reference Asset and the value of the Notes.

•
THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION — The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of the Issuer, and in the event that we are unable to pay our obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Basket Components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the equity securities underlying the Basket Indices;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rate and volatility of the exchange rate between the U.S. dollar and relevant Basket Currencies; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Description of the Reference Asset

General

This free writing prospectus is not an offer to sell and it is not an offer to buy interests in the Reference Asset, any Basket Components or any of the securities comprising any Basket Index.  All disclosures contained in this free writing prospectus regarding the Reference Asset, including the make-up, performance, method of calculation and changes of the Basket Components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Basket Component or any constituent included in any Basket Component contained in this free writing prospectus.  You should make your own investigation into each Basket Component.

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-37 in the accompanying prospectus supplement.

The Hang Seng China Enterprises Index®

We have derived all information contained in this free writing prospectus regarding the Hang Seng China Enterprises Index® (the “HSCEI”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSIL”), a wholly owned subsidiary of Hang Seng Bank.  We make no representation or warranty as to the accuracy or completeness of such information.  The HSCEI is calculated, maintained and published by HSIL.  HSIL has no obligation to continue to publish, and may discontinue publication of, the HSCEI.

HSIL publishes the HSCEI

The HSCEI is compiled, published and managed by HSIL, a wholly-owned subsidiary of the Hang Seng Bank.  HSCEI is a free float-adjusted market capitalization weighted index.  Launched on August 8, 1994, the HSCEI is comprised of H-shares, Hong Kong listed shares of Chinese state-owned enterprises (“H-share companies”).  The HSCEI had a base value of 1,000 at launch, but was re-based as of January 3, 2000 with a value of 2,000 to align with the Hang Seng Composite Index Series, which launched on October 3, 2001.

The HSCEI is reviewed quarterly.

Only companies with a primary listing on the main board of the stock exchange of Hong Kong (“SEHK”) are eligible as constituents of the HSCEI.  A component stock is selected or removed from the H-Shares Index in the quarterly review process based on the following selection criteria:

•	Listing history requirement. Stocks should be listed for at least one month prior to the review cut-off date.

•
Turnover screening.  Stocks must have 0.1% turnover velocity for at least 10 out of the latest 12 months to maintain their inclusion or to be newly included in the H-Shares Index.  New entrants must also have 0.1% turnover velocity in each of the latest three months.  Turnover velocity for a given month is calculated as the median of shares traded daily over that month divided by the total free float-adjusted issued shares at month end.

•
Ranking by combined market capitalization.  Of the stocks satisfying the listing history requirement and turnover screening test, the 40 eligible stocks with the highest combined market capitalization will be selected as constituents of the H-Shares Index.  Combined market capitalization is calculated for each stock by adding 50% of full market capitalization to 50% of free float-adjusted market capitalization.

Calculation methodology.  The H-Shares Index is calculated using a free float-adjusted market capitalization weighting.  Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of shares are excluded for index calculation:

•	Strategic holdings (governments and affiliated entities or any other entities which hold substantial shares in the company would be considered as non-freefloat unless otherwise proved);

•	Directors’ and management holdings (directors, members of the board committee, principal officers or founding members);

•	Corporate cross holdings (publicly traded companies or private firms / institutions); and

•	Lock-up shares (shareholdings with a publicly disclosed lock-up arrangement.

A free float-adjusted factor, representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% where the free float is below 10% and otherwise rounded up to the nearest 5% for the calculation of the H-Shares Index and is updated quarterly.

A cap of 10% on individual stock weightings is applied and a cap factor calculated quarterly to ensure no individual constituent is weighted in excess of the cap on a given index capping date.

License Agreement with Hang Seng Indexes Company Limited

HSBC or one of its affiliates has entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby HSBC or one of its affiliates, in exchange for a fee, is permitted to use the Hang Seng Index in connection with certain securities, including the notes.

The Hang Seng China Enterprises Index® (the “Index”) is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name Hang Seng China Enterprises Index® are proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index(es) by HSBC USA Inc. in connection with the notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.  The process and basis of computation and compilation of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY HSBC USA INC. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product.  Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HIS Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HIS Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

Historical Performance of HSCEI

The following graph sets forth the historical performance of the HSCEI based on the weekly historical closing levels from January 3, 2006 through March 11, 2011.  The closing level for the HSCEI on March 11, 2011 was 12,752.01. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the HSCEI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the HSCEI will result in the return of any of your initial investment.

The Korea Stock Price Index 200

The Korea Stock Price Index 200 (the “KOSPI2”) is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Exchange (“KSE”).  The constituent stocks are selected on the basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

Selection Criteria

All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks initially listed or relisted after May 1 of the year preceding the year of a regular realignment review date (as described below), subject to certain exceptions;

•	stocks issued by securities investment companies;

•	stocks designated as administrative issues;

•	stocks issued during a liquidation sale; and

•	stocks otherwise deemed unsuitable to be constituents of the index.

However, if the market capitalization of any newly issued stock of a company that belongs to one of the industry sectors indicated below exceeds 1% of the total market capitalization of the KRX, the stock will be included in the KOSPI 200 universe even if one year has not elapsed since listing.

The companies listed on the KOSPI2 are classified into the following industry groups:  (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance.  The constituents of the KOSPI2 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.  The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•
Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

•
Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded.  In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI2, by taking into consideration the influence that the industry group has on the KOSPI2, as well as the liquidity of the concerned stock.

KOSPI2 Calculation

The KOSPI2 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100.  The base date of the KOSPI2 is January 3, 1990 with a base index of 100.  Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.  Share prices refer to the market price established during the regular trading session.  If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Free float adjustments

As of December 14, 2007, the calculation of the KOSPI 200 has been based on a fully implemented free float methodology.  Under the free float methodology, the following shareholdings are viewed as “non-free” and excluded for calculation:

•	shares owned by the government when the holding is greater than or equal to 5% of total shares;

•	shares owned by the largest shareholders and affiliated persons;

•	shares owned by employees (i.e., through the employees’ stock ownership plan);

•	treasury stocks; and

•	shares construed as non-free float by KRX.

Stock Revision

The constituents of the KOSPI2 are realigned once a year while observing each of the following:

•	An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI2 constituents of the same industry group;

•
In order to be included in the constituents of the KOSPI2, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI2 constituents of the same industry group;

•
If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI2 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

•
When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.  The periodic realignment date is the trading day following the last trading day of June contracts in the KOSPI2 index futures and index options.  With respect to any component security in the KOSPI2, if any of the following events occur, such component security shall be removed from the KOSPI2 and the removal date is as follows:

•	Delisting: the trading day following the delisting date;

•	Designation as administrative issue: the designation date;

•	Merger: the day of trading halt; and

•
It is determined that the stock is unsuitable as a component security of the KOSPI2:  the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

When realigning the component securities of the KOSPI2, the replacement stocks are chosen from the replacement list in accordance with the rank order.  In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Exchange

The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956.  The KSE is a typical order-driven market, where buy and sell orders compete for best prices.  The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.  Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities.  The opening and closing prices, however, are determined by call auctions; at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed.  The KSE uses electronic trading procedures, from order placement to trade confirmation.  The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays.  Investors can submit their orders from 8:00 a.m., one hour before the market opening.  Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices.  After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing).

Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading.  During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at the previous day’s respective closing prices.  After-

hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions.  The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors.  In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes.  The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time.  The KSE makes public the indicative prices during the opening (or closing) call trading sessions.  Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KSE sets a limit on the range that the price of individual stocks can change during a day.  In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock.  In such cases, the KSE requests the company concerned to make a disclosure regarding the matter.  Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.  The KSE introduced circuit breakers in December 1998.  The trading in the equity markets is halted for 20 minutes when the KOSPI2 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer.  The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with the Korea Exchange

HSBC or one of its affiliates has entered into a non-exclusive license agreement with KSE, whereby HSBC or one of its affiliates and subsidiary companies, in exchange for a fee, will be permitted to use the KOSPI2, which is owned and published by KSE, in connection with certain products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by the KSE.  KSE not passed on the legality or appropriateness of, or the accuracy or adequacy of descriptions and disclosures relating to the Notes.  KSE makes no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the KOSPI2 to track general stock market performance.  KSE has no relationship to HSBC other than the licensing of the KOSPI2 and the related trademarks for use in connection with the Notes, which index is determined, composed and calculated by KSE without regard to HSBC or the Notes.  KSE has no obligation to take the needs of HSBC or the owners of the Notes into consideration in determining, composing or calculating the KOSPI2.  KSE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.  KSE has no liability in connection with the administration, marketing or trading of the Notes.

KSE is under no obligation to continue the calculation and dissemination of the KOSPI2 and the method by which the KOSPI2 is calculated and the name “KOSPI 200 Index” or “KOSPI2” may be changed at the discretion of KSE.  No inference should be drawn from the information contained in this free writing prospectus that KSE makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the KOSPI2 to track general stock market performance.  KSE has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the KOSPI2.  KSE is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash.  KSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.  The use of and reference to the KOSPI2 in connection with the Notes have been consented to by KSE.

KSE disclaims all responsibility for any inaccuracies in the data on which the KOSPI2 is based, or any mistakes or errors or omissions in the calculation or dissemination of the KOSPI2.

The Korea Stock Price Index 200 is a service mark of the Korea Exchange licensed for use by HSBC USA Inc.

Historical Performance of KOSPI2

The following graph sets forth the historical performance of the KOSPI2 based on the weekly historical closing levels from January 3, 2006 through March 11, 2011.  The closing level for the KOSPI2 on March 11, 2011 was 256.83. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the KOSPI2 should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the KOSPI2 will result in the return of any of your initial investment.

MSCI Taiwan Index SM

We have derived all information contained in this free writing prospectus regarding the MSCI Taiwan IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Taiwan IndexSM is calculated, maintained and published by MSCI Inc. MSCI Inc. has no obligation to continue to publish, and may discontinue publication of, the MSCI Taiwan IndexSM.

The TAMSCI offers a representation of the Taiwanese market by targeting all companies with a market capitalization within the top 85% of the Taiwanese investable equity universe, subject to a global minimum size requirement.  It is based on the Global Investable Market Indices methodology. The MSCI Taiwan Price Index in TWD is reported by Bloomberg under the ticker symbol “MXTW <Index>”, and the MSCI EM Net Taiwan USD is reported by Bloomberg under the ticker symbol “NDEUSTW <Index>”.

The components of the TAMSCI used to be selected by MSCI from among the universe of securities eligible for inclusion in the TAMSCI so as to target an 85% free float-adjusted market representation level within each of a number of industry groups, subject to adjustments to (i) provide for sufficient liquidity, (ii) reflect foreign investment restrictions (only those securities that can be held by non-residents of Taiwan are included) and (iii) meet certain other investability criteria.  Following a change in MSCI’s methodology implemented in May 2008, the 85% target is now measured at the level of the country universe of eligible securities rather than the industry group level—so the TAMSCI will seek to include the securities that represent 85% of the free float-adjusted market capitalization of all securities eligible for inclusion—but will still be subject to liquidity, foreign investment restrictions and other investability adjustments.  MSCI defines “free float” as total shares excluding shares held by strategic investors such as governments, corporations, controlling shareholders and management, and shares subject to foreign ownership restrictions.

Calculation of the TAMSCI

The TAMSCI is a free float-adjusted market capitalization index that is designed to measure the market performance, including price performance of the equity securities in Taiwan (such equity securities are referred to individually as an “Index Component” and collectively as “Index Components”).  The TAMSCI is calculated in Taiwan dollars as well as in U.S. dollars, with price, gross and net returns.

MSCI’s “price indices” measure market performance, including price performance, whereas MSCI’s “total return indices” measure market performance, including price performance, as well as income from dividend payments.

Each Index Component is included in the TAMSCI at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components in the TAMSCI.

Maintenance of and changes to the MSCI Taiwan Index

MSCI maintains the TAMSCI with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments.  In maintaining the the TAMSCI, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the TAMSCI.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the indices falls into three broad categories:

•
semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•	quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

•
ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time.  MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and exchange rates

Prices

The prices used to calculate the TAMSCI are the official exchange closing prices or those figures accepted as such.  MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM / Reuters at 4:00 p.m., London time.  MSCI uses WM / Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day.  In such circumstances, an announcement would be sent to clients with the related information.  If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

License Agreement with MSCI

HSBC or one of its affiliates has entered into a non-exclusive license agreement with MSCI whereby HSBC and certain of its affiliates, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes.  We are not affiliated with MSCI, the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY HSBC.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OR THE NOTES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI

INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OF IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS FO THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Historical Performance of TAMSCI

The following graph sets forth the historical performance of the TAMSCI based on the weekly historical closing levels from January 3, 2006 through March 11, 2011.  The closing level for the TAMSCI on March 11, 2011 was 304.43. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the TAMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the TAMSCI will result in the return of any of your initial investment.

The Hang Seng® Index
We have derived all information contained in this free writing prospectus regarding the Hang Seng® Index (the “HSI”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSIL”), a wholly owned subsidiary of Hang Seng Bank.  We make no representation or warranty as to the accuracy or completeness of such information.  The HSI is calculated, maintained and published by HSIL.  HSIL has no obligation to continue to publish, and may discontinue publication of, the HSI.

HSIL publishes the HSI

The HSI is calculated, maintained and published by HSIL and was first developed, calculated and published on November 24, 1969.  The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the HSI.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the HSI when they meet any one of the following conditions:  (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the HSI, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on the SEHK.

To be eligible for selection, a company:  (1) must be among those that constitute the top 90% of the total market capitalization of all primary listed shares on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.  From the many eligible candidates, final selections are based on the following:  (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the HIS directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation of the HSI

The calculation methodology of the HSI is a free float-adjusted market capitalization weighting.  Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for index calculation:

•   Strategic holdings.  Shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings;

•   Directors’ holdings.  Shares held by directors who individually control more than 5% of the shareholdings;

•   Cross-holdings.  Shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and

•   Lock-up shares.  Shares held by shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A free float-adjusted factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.  A cap of 15% on individual stock weightings is applied.  A cap factor is calculated half-yearly to coincide with the regular update of the free float-adjusted factor.  Additional re-capping is performed upon constituent changes.

License Agreement with Hang Seng Indexes Company Limited

HSBC or one of its affiliates has entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby HSBC or one of its affiliates, in exchange for a fee, is permitted to use the Hang Seng Index in connection with certain securities, including the notes.  HSBC is not affiliated with Hang Seng Indexes Company Limited; the only relationship between Hang Seng Indexes Company Limited and HSBC is any licensing of the use of Hang Seng Indexes Company Limited’s indices and trademarks related to them.

The Hang Seng Index® (the “Index”) is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name Hang Seng China Enterprises Index® are proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index(es) by HSBC USA Inc. in connection with the notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.  The process and basis of computation and compilation of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY HSBC USA INC. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product.  Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HIS Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HIS Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

Historical Performance of HSI

The following graph sets forth the historical performance of the HSI based on the weekly historical closing levels from January 3, 2006 through March 11, 2011.  The closing level for the HSI on March 11, 2011 was 23,249.78. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the HSI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the HSI will result in the return of any of your initial investment.

The MSCI Singapore Free Index SM

We have derived all information contained in this free writing prospectus regarding the MSCI Singapore Free IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Singapore Free IndexSM is calculated, maintained and published by MSCI Inc. MSCI Inc. has no obligation to continue to publish, and may discontinue publication of, the MSCI Singapore Free IndexSM.

The SIMSCI offers a representation of the Singaporean market by targeting all companies with a market capitalization within the top 85% of the Singaporean investable equity universe, subject to a global minimum size requirement.  It is based on the Global Investable Market Indices methodology. The MSCI Singapore Free Price Index in SGD is reported by Bloomberg under the ticker symbol “MXSG <Index>”, and the MSCI Singapore Free USD Index is reported by Bloomberg under the ticker symbol “NDDUSGF <Index>”.

The components of the SIMSCI used to be selected by MSCI from among the universe of securities eligible for inclusion in the SIMSCI so as to target an 85% free float-adjusted market representation level within each of a number of industry groups, subject to adjustments to (i) provide for sufficient liquidity, (ii) reflect foreign investment restrictions (only those securities that can be held by non-residents of Singapore are included) and (iii) meet certain other investability criteria.  Following a change in MSCI’s methodology implemented in May 2008, the 85% target is now measured at the level of the country universe of eligible securities rather than the industry group level—so SIMSCI will seek to include the securities that represent 85% of the free float-adjusted market capitalization of all securities eligible for inclusion—but will still be subject to liquidity, foreign investment restrictions and other investability adjustments.  MSCI defines “free float” as total shares excluding shares held by strategic investors such as governments, corporations, controlling shareholders and management, and shares subject to foreign ownership restrictions.

Calculation of the Country Indices

The SIMSCI is a free float-adjusted market capitalization index that is designed to measure the market performance, including price performance of the equity securities in Singapore (such equity securities are referred to individually as an “Index Component” and collectively as “Index Components”).  The SIMSCI is calculated in Singapore dollars as well as in U.S. dollars, with price, gross and net returns.

MSCI’s “price indices” measure market performance, including price performance, whereas MSCI’s “total return indices” measure market performance, including price performance, as well as income from dividend payments.

Each Index Component is included in the SIMSCI at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components in SIMSCI.

Maintenance of and changes to the SIMSCI

MSCI maintains the SIMSCI with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments.  In maintaining the SIMSCI, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the indices.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the indices falls into three broad categories:

•
semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•	quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

•
ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time.  MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and exchange rates

Prices

The prices used to calculate the SIMSCI are the official exchange closing prices or those figures accepted as such.  MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM / Reuters at 4:00 p.m., London time.  MSCI uses WM / Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day.  In such circumstances, an announcement would be sent to clients with the related information.  If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

License Agreement with MSCI

HSBC or one of its affiliates has entered into a non-exclusive license agreement with MSCI whereby HSBC and certain of its affiliates, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes.  We are not affiliated with MSCI, the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY HSBC.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OR THE NOTES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES

ANY WARRANTY, EXPRESS OF IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS FO THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Historical Performance of SIMSCI

The following graph sets forth the historical performance of the SIMSCI based on the weekly historical closing levels from January 3, 2006 through March 11, 2011.  The closing level for the SIMSCI on March 11, 2011 was 358.29. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SIMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the SIMSCI will result in the return of any of your initial investment.

Historical Performance of Basket Currencies

The following graph sets forth the historical performance of the each Basket Currency based on exchange rates of such Basket Currencies relative to the U.S. dollar (each expressed as the number of U.S. dollars per one unit of such Basket Currency) from January 3, 2006 through March 11, 2011.  The information in the graphs below was obtained from Bloomberg Professional service, which may be different than the information provided on the relevant Reuters page.  The HKDUSD exchange rate on March 11, 2011 was 0.12841.  The KRWUSD exchange rate on March 11, 2011 was 0.08902 (the Spot Rates for the KRWUSD represented in the graph below are expressed as the number of U.S. dollars per 1 Korean won in 100 Korean won per 1 U.S. dollar, therefore the Spot Rates appearing below are 100 times greater than the Spot Rate that will be used to calculate the currency return).  The TWDUSD exchange rate on March 11, 2011 was 0.033772.  The SGDUSD exchange rate on March 11, 2011 was 0.7889.  We obtained the exchange rates below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical exchange rates should not be taken as an indication of future performance, and no assurance can be given as to the exchange rates on the Final Valuation Date. We cannot give you assurance that the performance of the Basket Currencies will result in the return of any of your initial investment.

Historical Performance of the Korean Won
(expressed as the number of U.S. dollars per 100 Korean won)

0.12
0.11
0.1
0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11

Source: Bloomberg Professional® service

Historical Perofrmance of the Taiwan Dollar
(expressed as the number of U.S. dollars per Taiwan dollar)

0.04
0.035
0.03
0.025
0.02
0.015
0.01
0.005
0
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11

Source: Bloomberg Professional® service

Market Disruption Events

If an Ending Averaging Date or the Final Valuation Date is not a scheduled trading day for any Basket Index, then such Ending Averaging Date or the Final Valuation Date will be the next day that is a scheduled trading day for such Basket Index.  If a market disruption event (as defined below) exists on an Ending Averaging Date or the Final Valuation Date for a Basket Component, then such Ending Averaging Date or the Final Valuation Date, as applicable, will be the next scheduled trading day for which there is no market disruption event for such Basket Index.  If a market disruption event exists with respect to an Ending Averaging Date or the Final Valuation Date on five consecutive scheduled trading days for a Basket Index, then that fifth scheduled trading day will be the Ending Averaging Date or the Final Valuation Date, as applicable, and the Official Closing Level of such Basket Index will be determined by means of the formula for and method of calculating such Basket Index which applied just prior to the market disruption event, using the relevant exchange traded or quoted price of each stock in such Basket Index (or a good faith estimate of the value of a security in such Basket Index which is itself the subject of a market disruption event).  If an Ending Averaging Date is postponed for a Basket Index, then each subsequent Ending Averaging Date and the Final Valuation Date will also be postponed by an equal number of scheduled trading days for such Basket Index.  If the Final Valuation Date for a Basket Index is postponed for a Basket Index, then the Maturity Date will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

Notwithstanding the definition of market disruption event in the accompanying product supplement, “market disruption event” means, with respect to a Basket Index, any scheduled trading day on which any relevant exchange or related exchange fails to open for trading during its regular trading session or on which any of the following events has occurred and is continuing which the Calculation Agent determines is material:

(i)           Any suspension of or limitation imposed on trading by any relevant exchanges or related exchanges or otherwise, (A) relating to any component security included in the relevant Basket Indices then constituting 20% or more of the level of such Basket Index or (B) in futures or options contracts relating to the relevant Basket Indices on any related exchange; or

(ii)           Any event (other than any event described in (iii) below) that disrupts or impairs the ability of market participants in general (A) to effect transactions in, or obtain market values for any component security included in the relevant Basket Indices then constituting 20% or more of the level of such Basket Index or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Basket Indices on any relevant related exchange; or

(iii)           The closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time (unless the earlier closing time is announced by the relevant exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the exchange and (ii) the submission deadline for orders to be entered into the relevant exchange or related exchange for execution at the close of trading on that day).

Currency Disruption Events

If the Spot Rate for any Basket Currency is unavailable for any reason, the Spot Rate for such Basket Currency will be determined by the Calculation Agent in a commercially reasonable manner and in accordance with general market practice.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to J.P. Morgan Securities LLC  J.P. Morgan Securities LLC will act as placement agent for the Notes and will receive a fee that will not exceed $10 per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.